EXHIBIT 23

                       CONSENT OF INDEPENDENT REGISTERED
                            PUBLIC ACCOUNTING FIRM




We hereby consent to the incorporation of our report dated March 25, 2005, appearing in the Annual Report on Form 10-KSB of All-American SportPark, Inc. for the year ended December 31, 2004, in the Company's Registration Statement on Form S-8, SEC File No. 333-41994.




/s/ Piercy Bowler Taylor & Kern

Las Vegas, Nevada
March 25, 2005